                                                                      Exhibit 11



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 12 to the Registration Statement No. 33-52050 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 16, 2001 and February 9, 2001, respectively, appearing in the Prospectus and the Supplement, which are part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus and Supplement.



Deloitte & Touche LLP
Boston, Massachusetts
April 25, 2001